Exhibit 4.3


                          PROVIDENCE ENERGY CORPORATION
                        NON-EMPLOYEE DIRECTOR STOCK PLAN


        This Providence Energy Corporation Non-Employee Director Stock Plan (the "Plan") is adopted by Providence Energy Corporation (the "Company") for the purpose of advancing the interests of the Company by giving the Company's non-employee directors a proprietary interest in the Company's success, by compensation them for their services to the Company and by attracting able individuals to directorships with the Company.

     1. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

        "Administrator" means the person(s) appointed by the Board to administer the Plan as provided in Paragraph 2 hereof.

        "Annual Fee" means, for each full year of service as a director of the Company, an annual retainer in the amount established by the Board as compensation for such service.

        "Annual Meeting" means the annual meeting of the Company's shareholders.

        "Board" means the Board of Directors of Providence Energy Corporation.

        "Chairman Fee(s)" means, for a director who is the chairman of any committee of the Board, an annual retainer (in addition to the Annual Fee and Meeting Fee(s)) in an amount established by the Board as compensation for service by the chairman.

        "Change in Control" shall have the meaning set forth in Paragraph 4(b)(ii) hereof.

        "Common Shares" means the Company's common stock, $1.00 par value per share.

        "Company" means Providence Energy Corporation, a Rhode Island corporation.

        "Effective Date" means November 21, 1996, subject to the approval of the Plan by the Company's shareholders.

        "Grant Date" means the effective date of a grant of Common Shares pursuant to Paragraph 4 hereof.

        "Grant Shares" means the Common Shares granted and issued to a Participant pursuant to Paragraph 4 hereof and any securities issued with respect thereto as a result of a stock dividend, stock split, recapitalization or otherwise.

        "Market Value" means, as of any Grant Date, (i) the average of the closing prices for the Common Shares on the principal national securities exchange on which the Common Shares are listed or admitted to trading, on the last five (5) days immediately preceding the Grant Date on which the Common Shares are traded on such exchange, or (ii) if the Common Shares are not so listed or admitted to trading, then the average of the last quoted prices with respect to the Common Shares or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to the Common Shares, in either case as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system as may then be in use, for the last five (5) days immediately preceding the Grant Date for which such quotation or reports are available.

        "Meeting Fee(s)" means an amount per each meeting of the Board or committee of the Board attended as established by the Board as compensation for such attendance.

        "Participant"   means  a  director  who  has  met  the  requirements  of
eligibility and participation described in Paragraph 3 hereof.

        2. Administration. The Plan shall be administered by the Administrator. The Administrator may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

        3.      Eligibility and Participation.

        (a) All non-employee directors of the Company shall automatically participate in the Plan as of the later of (i) the Effective Date, or (ii) the date of initial election to the Board. A director who is a regular employee or officer of the Company is not eligible to participate in the Plan.

        (b) A Participant shall cease participation in the Plan as of the date the Participant (i) fails to be re-elected to the Board, (ii) resigns or otherwise vacates his position on the Board, or (iii) becomes a regular employee or officer of the Company.

        4.      Stock Awards.

        Commencing with October 1, 1997, on the first day of the Company's fiscal year in each fiscal year, a Participant shall be awarded that number of shares with a Market Value on such date equal to 25% such Participant's aggregate Annual Fee, Meeting Fees and Chairman Fees for the prior fiscal year provided, however, that no awards shall be granted pursuant to this Plan after September 30, 2007. Such awards shall be subject to the following terms and conditions:

                (a) Three-Year Vesting. The interest of a Participant in any Common Shares granted hereunder ("Grant Shares") shall vest on the third anniversary of the Grant Date, provided that the Participant shall have remained a director of the Company or one of its participating subsidiaries for the three years following the Grant Date; if such Participant fails to complete such three-year service requirement and his or her interest in such Grant Shares is not otherwise vested under paragraph (b) or (c) below, such Participant shall forfeit to the Company all unvested Grant Shares theretofore issued to such Participant hereunder and such Participant shall thereafter have no further rights with respect to such Grant Shares.

                (b) Acceleration of Vesting. Notwithstanding the provisions of paragraph (a), a Participant's interest in Grant Shares shall become immediately vested upon any of the following occurrences:

                         (i) The Participant ceases to be a director of the Company or any of its participating subsidiaries by reason of such Participant's death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended); or

                         (ii) There is a "Change in Control" of the Company. A Change in Control" shall mean the occurrence of any of the following:

                                  A. Any Person (as hereinafter  defined) shall,
                together with all Affiliates (as hereinafter defined) of such Person, become the Beneficial Owner (as hereinafter defined) of twenty percent (20%) or more of the outstanding Common Shares of the Company. The term "Person" shall mean an individual, a corporation, association, partnership, joint venture, trust, organization or any other entity. An "Affiliate", with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule is in effect from time to time. A Person shall be deemed to be the "Beneficial Owner" of any Common Shares of which such Person or any of such Person's Affiliates is deemed to be a "beneficial owner" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect from time to time.

                                  B. The Board of the Company approves any consolidation or merger of the Company in which the Company is not to be the surviving corporation or pursuant to which the Common Shares or other voting common stock of the Company are to be converted into cash, securities or other property, or any sale, lease, exchange or other transfer (in a single transaction or in a series of related transactions) of all or substantially all the assets of the Company; or

                                  C. During any 24-month period  individuals who
                at the beginning of such period constituted the Board of the Company cease for any reason to constitute a majority thereof; provided, however, that any Director who was not in office at the beginning of such 24-month period, but whose election by the Board or by the Company's shareholders was to fill a vacancy caused by the death or retirement of a Director and who was approved by a vote of at least two-thirds of the Directors then in office who either were Directors at the beginning of such period or whose election was previously so approved shall be deemed to have been in office at the beginning of such period for purposes of this clause C.

                (c) Vesting on Retirement. If a Participant to whom Grant Shares are issued hereunder ceases to be a director of the Company or any of its participating subsidiaries during the three-year period provided for in paragraph (a) by reason of his or her retirement following attaining age 65, the interest of the Participant in any Grant Shares then subject to forfeiture shall become vested on the date of such retirement.

                (d) Rights as a Shareholder. Except as otherwise provided in this Paragraph 4, a Participant shall have all of the rights of a shareholder of the Company with respect to Grant Shares registered in his or her name, including the right to vote such Grant Shares and receive dividends and other distributions paid or made with respect to such Grant Shares.

                (e) Share Adjustments. The provisions contained in the Plan shall apply to any other shares of capital stock of the Company or other securities which may be acquired by the Participant as a result of a share dividend, share split, share combination, or exchange for other securities resulting from any recapitalization, reorganization or any other transaction affecting the Grant Shares.

                (f) Custody of Grant Shares. At the time of the issuance of Grant Shares to a Participant, the Participant shall deposit the certificate therefor with the Company, together with an assignment thereof duly executed in blank, with signature guaranteed as required by the Company. The Company shall, so long as such Grant Shares are subject to forfeiture under paragraph (a), retain custody of such certificate and assignment for the account and benefit of the Participant. If such Grant Shares shall be forfeited pursuant to paragraph
(a), the Company may cause such Grant Shares to be transferred of record into the name of the Company, or its nominee. At the time all forfeiture provisions relating to such Grant Shares shall terminate, the Company will, upon payment to the Company by the Participant of an amount equal to all taxes required to be withheld by the Company as a result of such termination, or upon the making of alternative arrangements under paragraph (g) below, deliver such certificate to the Participant, together with assignment referred to above, without restrictions except for such restrictions as may be required to ensure compliance with Federal and state securities laws. Any such restrictions may at the Company's discretion be noted or referred to conspicuously on such certificate prior to its delivery to the Participant.

                (g) Withholding Taxes. At the time of the issuance of Grant Shares to a Participant, and as a condition of the Company's obligation to deliver a certificate for such Grant Shares to the Participant, the Participant shall pay to the Company an amount equal to all taxes required to be withheld by the Company for the account of the Participant as a result of such issuance; or, in lieu of such payment, the Company may, at its sole option, accept the written authorization of the Participant to withhold such taxes from compensation thereafter becoming payable to the Participant by the Company. If the Participant shall elect under Section 83 of the Internal Revenue Code of 1986, as amended, to accelerate the recognition of income attributable to the receipt of Grant Shares, the Participant shall furnish the Company with a copy of such election concurrently with its filing with the Internal Revenue Service and shall pay to the Company the amount of taxes required to be withheld for the account of the Participant by reason of such election.

                (h) Compliance with Securities Laws. Common Shares issued by the Company shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Administrator may impose such conditions on transfer, restrictions and limitations as it may be deem necessary and appropriate to assure compliance with such applicable securities laws.

        5.      Shares Subject to the Plan.

                (a) The Common Shares to be issued and delivered by the Company under the Plan may be either authorized but unissued shares or treasury shares of the Company.

                (b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 50,000 shares; subject, however, to the adjustment provided in Paragraphs 4(a) and 5(c) in the event of stock splits, stock dividends, exchanges of shares of the like occurring after the Effective Date of this Plan.

                (c) In the event there is any change in the Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges or shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board or Administrator in the number of the Common Shares available for award under this Plan.

        6. Amendment or Termination. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and further provided that any amendment that would increase the aggregate number of Common Shares that may be issued under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company shareholders to the extent required by Rule 16b-3 under the Exchange Act, or any other governing rules or regulations except that such increase or modification that may result from adjustments authorized by Paragraph 4(e) does not require such approval. No suspension, amendment or termination shall adversely affect or impair the rights of a Participant to any then issued and outstanding Grant Shares without the consent of such Participant.

        7. Company Responsibility.All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company.

        8. Implied Consent. Every Participant, by acceptance of an award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

        9. Rhode Island Law to Govern. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Rhode Island.

        10. Indemnification of the Administrator. In addition to such other rights of indemnification he may have as an officer, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal herein, to which he may be a party by reason or any action taken or any failure to act under or in connection with the Plan, or any award granted hereunder, and against all amounts paid by him in satisfaction of a judgment in any such action, suit or proceeding in which he has been determined to be liable for misconduct in his duties; provided that within fifteen (15) days after receipt of service of process in connection with any such action, suit or proceeding the Administrator shall in writing offer the Company the opportunity, at the Company's expense, to defend the same on his behalf.